SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 19, 1996




                             KATZ MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware               1-13674                  13-3779269
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(State of Incorporation)(Commission File Number)          (IRS Employer
                                                       Identification No.)



      125 West 55th Street, New York, New York              10019
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      (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (212) 424-6000



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5.  Other Events
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               On December 19, 1996, Katz Media Group, Inc. ("KMG"), through its wholly-owned subsidiary, Katz Media Corporation (the "Company"), completed the refinancing of its existing indebtedness (the "Refinancing"). In connection with the Refinancing, the Company (i) accepted for payment $97.7 million principal amount of its 12 3/4% Senior Subordinated Notes due 2002 (the "Katz Notes"),
(ii) consummated a private offering under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 aggregate principal amount of its 10 1/2% Senior Subordinated Notes due 2007 (the "Notes") and (iii) refinanced its existing credit facility with a new revolving credit and term loan facility providing for loans of up to $180.0 million.

               The Notes were issued pursuant to an indenture, dated as of December 19, 1996 (the "Indenture"), by and among the Company, American Stock Transfer & Trust Company, as trustee, and Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as initial guarantors, a copy of which is attached hereto. The Notes mature on January 15, 2007. Interest on the Notes will accrue at the rate of 10 1/2% per annum and is payable semi-annually in cash on January 15 and July 15, commencing on July 15, 1997.

               The Notes may be redeemed at the option of the Company, in whole or in part, on or after January 15, 2002, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture), if any, to the date of redemption. In addition, on or prior to January 15, 2000, the Company may redeem up to 35% in aggregate principal amount of the Notes at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an offering of equity securities of the Company or its parent; provided that at least 65% in aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption.

               The Notes are general unsecured obligations of the Company, subordinate in right of payment to all existing and future Senior Debt (as defined in the Indenture) of the Company, including indebtedness under the New Credit Agreement, and senior in right of payment to the Katz Notes and any other future subordinated indebtedness of the Company. As a result of the Refinancing, the Company has available an aggregate of approximately $63.3 million under the New Credit Agreement for working capital purposes, including the purchase of representation contracts, potential acquisitions and other general corporate purposes, and the possible repurchase by KMG of its common stock from time to time in the open market. Of the aggregate available amount, approximately $44.4 million is immediately available and the remainder will become available in the future, subject to the achievement of certain financial ratios and compliance with certain other conditions.


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


               The Notes are  guaranteed  (the  "Subsidiary  Guarantees")  on an unsecured, senior subordinated basis by substantially all of the Company's existing and future subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantees are senior in right of payment to the obligations of the Guarantors in respect of the Katz Notes, but are subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including the guarantees by the Guarantors of the New Credit Agreement.

               Upon a Change of Control (as defined in the Indenture), the holders of Notes will have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof.

               The Indenture contains certain covenants with respect to the Company and its Restricted Subsidiaries (as defined in the Indenture) that limit the ability of the Company and its Restricted Subsidiaries to, among other things, (i) incur additional indebtedness and issue preferred stock; (ii) pay dividends or make other distributions or make certain other restricted payments;
(iii) layer indebtedness; (iv) create certain liens; (v) sell assets; (vi) enter into certain transactions with affiliates; (vii) enter into certain mergers or consolidations; or (viii) sell or issue capital stock of the Company's subsidiaries.

               The Company has agreed to file with the Securities and Exchange Commission, within 45 days after the date of issuance of the Notes, a registration statement under the Securities Act relating to an exchange offer for the Notes, and will use its reasonable best efforts to cause such registration statement to become effective within 120 days after the Issue Date. In addition, under certain circumstances, the Company may be required to file a shelf registration statement under which the holders of Notes will be entitled to offer and sell the Notes from time to time without restrictions or limitations under the Securities Act.

               Net proceeds from the sale of the Notes of approximately $97.2 million, together with borrowings under the New Credit Agreement, will be applied primarily to the repurchase of the Katz Notes in the tender offer (approximately $109.9 million), the repayment of all outstanding obligations under the old credit facility (approximately $96.0 million) and the repayment of all outstanding obligations under the interim facility of KMG (approximately $5.6 million).

               In connection with the Refinancing, the Company has also entered into the New Credit Agreement, a copy of which is attached hereto, pursuant to which Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") acts as arranger, an affiliate of DLJ as syndication agent and The First National Bank of Boston as administrative agent. Under the New Credit Agreement, certain lenders (the "Lenders") will provide the Company will a secured revolving credit and term loan facility of up to $180.0 million, consisting of Tranche A term loans of up to $60.0 million, Tranche B loans of up to $40.0 million and revolving loans of up to $80.0 million. Tranche A term loans begin amortizing in 1999 and have a final maturity of September 30, 2003. Tranche B term loans begin amortizing in 1999 and have a final maturity of December 31, 2004. Mandatory prepayments of the term loans and reductions in the revolving commitments under


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

the New Credit Agreement will be required to be made in the amount of $0.16 million in 1997, $0.16 million in 1998, $6.16 million in 1999, $14.16 million in 2000, $24.16 million in 2001, $38.16 million in 2002, $69.6 million in 2003 and the remaining $32.0 million on the final maturity of the New Credit Agreement in 2004. In addition, in the event the Company's pro forma ratio of total debt to EBITDA (as defined in the New Credit Agreement) exceeds a certain level, the Company will be required to make certain mandatory reductions in borrowings or commitments under the New Credit Agreement to the extent of 50% of the net proceeds from any issuance of equity securities.

               Interest is payable on borrowings under the New Credit Agreement at rates based on either a "Base Rate" or a "Eurodollar Rate" (each as defined in the New Credit Agreement), as selected by the Company plus a margin ranging from 0% to 2 5/8%, depending on whether the selected rate is a "Base Rate" or a "Eurodollar Rate," the Company's ratio of total debt to EBITDA on a trailing four-quarter basis and whether such loans are Tranche A term loans, Tranche B term loans or revolving credit loans.

               The New Credit Agreement contains certain  restrictive  covenants that impose limitations or prohibitions upon the Company, including covenants with respect to: (i) the creation, incurrence or existence of any additional indebtedness or contingent obligations; (ii) the creation, incurrence or existence of liens; (iii) mergers, stock issuances and sales of assets; (iv) the making of investments in other persons; (v) the payment of dividends, the repurchase of capital stock and the prepayment or repurchase of subordinated indebtedness; (vi) transactions with affiliates; (vii) the sale or disposition of any ownership of any Restricted Subsidiary (as defined in the New Credit Agreement); (viii) any change in the nature of the business; (ix) sale-leaseback transactions; (x) any modification of any Related Document (as defined in the New Credit Agreement) or of any material agreement; (xi) modifications to the capital structure of the Company or its subsidiaries; (xii) capital expenditures; (xiii) the formation or acquisition of new subsidiaries; and (xiv) other covenants customarily found in loan agreements of this type. The New Credit Agreement also requires the Company and its subsidiaries, among other things (x) to maintain customary insurance and material licenses, permits and intellectual property rights; (y) to comply with applicable laws and regulations; and (z) to provide the Lenders annual audited and quarterly unaudited financial statements and certain other reports and certificates.

               The New Credit Agreement also provides that as long as any commitments or loans remain outstanding thereunder, the Company shall maintain a certain (i) fixed charge coverage ratio, (ii) total interest coverage ratio and
(iii) total debt to EBITDA ratio, as specified in the New Credit Agreement for each fiscal quarter.

               The New Credit Agreement is secured by (i) pledge agreements executed by the Company and all of its domestic subsidiaries, pursuant to which each of them has pledged all (or, in the case of foreign subsidiaries, 65%) of the common stock and intercompany notes of their respective subsidiaries; (ii) security agreements, pursuant to which the Company and all of its domestic subsidiaries has granted security interests in substantially all of their assets; and (iii) a pledge agreement executed by Katz Media Services, Inc. ("KMSI"), a wholly-owned subsidiary of KMG and direct parent of the Company,


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

pursuant to which KMSI has pledged all of the common stock of the Company, in each case for the ratable benefit of the Lenders and the agents under the New Credit Agreement. In addition, KMSI and all of the domestic subsidiaries of the Company guarantee payment of all borrowings under the New Credit Agreement. The guarantees by such subsidiaries of obligations under the New Credit Agreement will rank senior to the Subsidiary Guarantees.


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



Item 7.  Financial Statements and Exhibits
------   ---------------------------------

(c)      Exhibits

          1. Indenture, dated as of December 19, 1996, by and among Katz Media Corporation, American Stock Transfer & Trust Company, as trustee, and Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as guarantors.

          2. U.S. $180,000,000 Credit Agreement, dated as of December 19, 1996, by and among Katz Media Corporation, as borrower, the lenders party thereto, The First National Bank of Boston, as
               Administrative Agent, and DLJ Capital Funding, Inc., as Syndication Agent.

          3.   Press release dated December 19, 1996.


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



                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KATZ MEDIA GROUP, INC.



                                  By: /s/ Richard E. Vendig
                                      -------------------------------
                                      Richard E. Vendig
                                      Senior Vice President
                                      Chief Financial & Administrative Officer
                                      Treasurer


Date:  December 19, 1996




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


                                  EXHIBIT INDEX


Exhibit No.                   Description                             Page No.



1   Indenture,  dated as of December 19,  1996,  by and among Katz        10
    Media Corporation, American Stock Transfer & Trust Company, as
    trustee,  and  Katz  Communications,   Inc.,  Katz  Millennium
    Marketing  Inc.,  Banner Radio  Sales,  Inc.,  Christal  Radio
    Sales,  Inc.,  Eastman Radio Sales,  Inc.,  Seltel Inc.,  Katz
    Cable Corporation and The National Payroll Company, Inc., as initial guarantors.

2   U.S.  $180,000,000  Credit  Agreement  dated as of December 19,      109
    1996 among Katz Media Corporation, as borrower, the lenders party thereto, The First National Bank of Boston, as Admin-istrative Agent, and DLJ Capital Funding, Inc., as Syndication
    Agent.

3   Press release dated December 19, 1996.                               212




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